Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Nabors Industries Ltd. of our report dated February 25, 2010 relating to the consolidated financial statements of NFR Energy, LLC as of and for the year ended December 31, 2009, which appears in Nabors Industries Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 13, 2010